FOR IMMEDIATE RELEASE


DATE:    June 30, 2004
CONTACT: Clay W. Cone
         Vice President, Director of
         Corporate Communications
         239-436-1676


        FIRST NATIONAL BANKSHARES OF FLORIDA TO
ACQUIRE FIRST
 BRADENTON BANK, EXPANDING ITS FINANCIAL SERVICES
FRANCHISE

NAPLES, FL, June 30 - First National Bankshares of Florida, Inc. (NYSE: FLB), a diversified financial services company focused on expansion in the high-growth Florida market, today announced the signing of a definitive agreement to acquire First Bradenton Bank based in Bradenton, Florida. Upon completion of the merger, First Bradenton Bank will join First National Bank of Florida, First National Bankshares' subsidiary bank.

Established in 1997, First Bradenton Bank is a state-chartered commercial bank with one banking location in Bradenton, Florida. As of March 31, 2004, First Bradenton Bank had $60.5 million in assets and $55.5 million in deposits. Once the merger is completed, First National Bankshares will have $5.1 billion in total assets and $3.9 billion in total deposits with 76 full-service financial centers located throughout South and Central Florida, including its planned acquisition of Southern Community Bancorp in September 2004.

"We are pleased to announce our initial entry in the fast-growing Bradenton/Manatee County area," said Gary L. Tice, Chairman and Chief Executive Officer of First National Bankshares. "The acquisition of First Bradenton Bank will help fill a gap in our Florida franchise and provide us with opportunities to expand not only our traditional banking services but also our complete line of wealth management and insurance products."

The transaction will be structured as a tax-free merger, with shareholders of


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First Bradenton Bank receiving shares of First National Bankshares' common stock in exchange for their First Bradenton Bank shares. Based upon First National Bankshares' closing price on June 29, 2004, of $18.91 per share, the transaction has a total value of approximately $8.3 million, representing 1.7 times First Bradenton Bank's book value.

The merger has been approved by the Board of Directors of both companies and is expected to close during the fourth quarter of 2004. The transaction is subject to normal closing conditions and regulatory approvals. Operational integration of First Bradenton Bank into First National Bank is anticipated to occur during the fourth quarter of 2004.

"We are excited about the opportunity to partner with a successful, community minded organization that shares so many of our values," said Thomas L. Hodgson, President and Chief Executive Officer of First Bradenton Bank. "By joining forces with First National our customers will retain very high levels of service and gain access to a wider range of financial products and services. We look forward to joining the First National family."

According to its internal projections, First National Bankshares expects the transaction to be neutral to both GAAP and cash earnings per share in 2004. The transaction is projected to be slightly accretive to both GAAP and cash earnings per share in 2005 and 2006. First National Bankshares expects pre-tax cost savings of approximately $350,000, mainly in the areas of data processing, staff reductions, and accounting and other professional fees.

Located at the southern end of Tampa Bay, the Bradenton/Manatee County market has experienced significant growth with an average annual population growth rate of 2.97 percent between 2000 and 2004. During that same period, the county led the state in the rate of job growth at approximately 15 percent. In addition, the per capita income in Bradenton/Manatee County is $35,772, which is well above the state average of $31,242.

"The affiliation of First Bradenton Bank will enable us to extend our unique brand of community banking to our neighbors in Manatee County," said William C. Young, the Sarasota and Manatee County market President and CEO for First National Bank. "We expect to follow this transaction and


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build market share with additional branches."

ABOUT FIRST NATIONAL BANKSHARES
First National Bankshares of Florida, Inc. is a $4.0 billion diversified financial services company headquartered in Naples, Florida. In addition to traditional banking, the company provides a complete line of insurance and wealth management services with 59 full-service financial centers located throughout Southwest and Central Florida. The company's stock is traded on the New York Stock Exchange under the symbol "FLB."

On March 22, 2004, First National Bankshares of Florida announced the planned acquisition of Southern Community Bancorp. Headquartered in Orlando, Florida, Southern Community has more than $1 billion in total assets and $893 million in total deposits with 18 full-service banking offices located throughout South and Central Florida. The transaction, which is subject to normal regulatory and shareholder approvals, is expected to close in the third quarter of 2004. Once the merger is completed, all Southern Community Bank branches will become part of First National Bank of Florida.

For more information, visit the company's Web site at www.firstnationalbankshares.com.

ABOUT FIRST BRADENTON BANK
Headquartered in Bradenton, Florida, First Bradenton Bank is a privately held commercial bank operating in Manatee County. The bank provides a broad range of traditional community banking services through its single office location. As of March 31, 2004, the bank had $60.5 million in total assets and $55.5 million in total deposits.

         TRANSACTION SUMMARY
         Shares to be issued, including shares/
             underlying options (1) (2)                            439,666
         Aggregate transaction value (3) (4)                       Approximately $8.3
                                                                   million
         Form of consideration                                     100% common stock
         Break-up fee                                              $250,000
         Expected closing                                          Fourth Quarter 2004
         Anticipated merger-related expenses                       Approximately
                                                                   $150,000


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
         Anticipated post merger cost savings                      $350,000 (24% of First
                                                                   Bradenton's 2004
                                                                   estimated non-interest
                                                                   expenses)
         Anticipated goodwill                                      $3.5 million
         Anticipated core deposit intangibles                      $350,000
         First Bradenton Bank options                              To be converted into the
                                                                   right to purchase FLB
                                                                   common stock.
         Due diligence                                             Completed
         Walk-away provision                                       If FLB common stock
                                                                   trades at an average
                                                                   price of less than $14.56
                                                                   for a specified period
                                                                   prior to closing, FBB
                                                                   has the right to
                                                                   terminate transaction.
         Required approvals                                        Regulatory and First
                                                                   Bradenton Bank
                                                                   shareholder approval


         PRICING OVERVIEW
         Price to estimated 2004 EPS (5)                           20.5x
         Price to estimated 2005 EPS (5)                           13.1x
         Pro forma tangible equity to assets (3/31/04)             5.11%

         Notes:

         (1) Subject to reduction if the closing price of FLB common stock exceeds $19.42 during a period prior to the merger.

         (2) Adjusted for 3% stock dividend to be paid on July 15, 2004, to FLB shareholders of record on June 30, 2004.

         (3) Based on the closing price of FLB common stock on June 29, 2004

         (4) Includes dilutive impact of stock options

         (5) Adjusted for conversion from S-Corp to C-Corp status

                                    # # # # #

Except for the historical and present factual information contained herein, the matters set forth in this press release, including statements as to the expected closing dates of the acquisitions of First Bradenton Bank and Southern Community Bancorp, financial and operating results, benefits and


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synergies of the merger, future opportunities and any other effect, result or aspect of the transactions, and other statements identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties including, but not limited to, costs, delays, and any other difficulties related to the mergers, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operating results, competition, economic conditions, ability to manage and continue growth, and other risk industry factors as detailed from time to time in First National Bankshares' reports filed with the Securities and Exchange Commission. First National Bankshares disclaims any responsibility to update these forward-looking statements.